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                                                                     EXHIBIT 1.1

                                     FORM OF

                             UNDERWRITING AGREEMENT



                   HARLEY-DAVIDSON MOTORCYCLE TRUST [_______]

             $___________ _____% HARLEY-DAVIDSON MOTORCYCLE CONTRACT
                             BACKED NOTES, CLASS A-1
             $___________ _____% HARLEY-DAVIDSON MOTORCYCLE CONTRACT
                             BACKED NOTES, CLASS A-2
             $___________ _____% HARLEY-DAVIDSON MOTORCYCLE CONTRACT
                              BACKED NOTES, CLASS B
             $___________ _____% HARLEY-DAVIDSON MOTORCYCLE CONTRACT
                               BACKED CERTIFICATES

                     HARLEY-DAVIDSON CUSTOMER FUNDING CORP.
                                 Trust Depositor

                          HARLEY-DAVIDSON CREDIT CORP.
                               Seller and Servicer



                                                               ----------, -----


[Underwriter]


Ladies and Gentlemen:

         Harley-Davidson Customer Funding Corp., a Nevada corporation (the "Trust Depositor") and a wholly-owned subsidiary of Harley-Davidson Credit Corp., a Nevada corporation ("Harley Credit"), proposes to cause Harley-Davidson Motorcycle Trust [_______] (the "Trust") to issue and sell to you (the "Underwriters") $___________ principal amount of its ____% Harley-Davidson Motorcycle Contract Backed Notes, Class A-1 (the "Class A-1 Notes"), $__________ principal amount of its ____% Harley-Davidson Motorcycle Contract Backed Notes, Class A-2 (the "Class A-2 Notes"), $__________ principal amount of its ____% Harley-Davidson Motorcycle Contract Backed Notes, Class B (the "Class B Notes" and, collectively with the Class A-1 Notes and the Class A-2 Notes, the "Notes") [and $__________ principal amount of its ____% Harley-Davidson Motorcycle Contract Backed Certificates (the "Certificates")]. The assets of the Trust will include a pool of Harley-Davidson motorcycle conditional sales contracts and Buell Motorcycle Company ("Buell") motorcycle conditional sales contracts (the "Initial

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Contracts"), certain monies received thereon on and after _______, _____ (the
"Initial Cutoff Date"), all insurance proceeds and liquidation proceeds with respect thereto, security interests in the motorcycles financed thereby, the related Initial Contracts files, the Trust Accounts, proceeds of the foregoing, certain rights with respect to funds on deposit from time to time in the Reserve Fund and the Pre-Funding Account and certain other property. The Initial Contracts will be serviced for the Trust by Harley Credit. The Notes will be issued pursuant to the Indenture to be dated as of _________, _____ (as amended and supplemented from time to time, the "Indenture") between the Trust and _______________________, as indenture trustee (the "Indenture Trustee"). The Notes will be secured by the assets of the Trust pursuant to the Indenture. The Certificates will be issued pursuant to the Trust Agreement to be dated as of _________, _____ (as amended and supplemented from time to time, the "Trust Agreement"), between the Trust Depositor and ____________________, as owner trustee (the "Owner Trustee"). [The Certificates will represent fractional undivided interests in the Trust.]
 The Notes and the Certificates are hereinafter referred to collectively as the "Offered Securities."

         The Trust will acquire the Initial Contracts from the Trust Depositor pursuant to a Sale and Servicing Agreement to be dated as of ___________, ____ (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), among the Trust, the Trust Depositor, Harley Credit, as servicer, and _________________, as Indenture Trustee. Harley Credit will also agree to perform certain administrative functions on behalf of the Trust pursuant to the Administration Agreement, dated as of ___________, ____ (as amended and supplemented from time to time, the "Administration Agreement") among Harley Credit, as administrator, the Trust and the Indenture Trustee. The Trust Depositor will acquire the Initial Contracts from Harley Credit on the Closing Date (as defined herein) pursuant to a Transfer and Sale Agreement to be dated as of _________, _____ (as amended and supplemented from time to time, the "Transfer and Sale Agreement") among the Trust Depositor, as purchaser, and Harley Credit, as seller. All of the assets conveyed to the Trust pursuant to the Sale and Servicing Agreement are referred to herein as the "Trust Property". Capitalized terms that are used and not otherwise defined herein shall have the respective meanings assigned thereto in the Sale and Servicing Agreement.

         On the Closing Date (as defined herein) $_____________ will be deposited in the Pre-Funding Account. It is intended that additional motorcycle conditional sales contracts, including all rights to receive payments thereon on or after their related Subsequent Cutoff Dates and security interests in the Harley-Davidson and Buell motorcycles financed thereby (such contracts, together with all such rights and interests, the "Subsequent Contracts" and, together with the Initial Contracts, the "Contracts"), will be purchased by the Trust Depositor from Harley Credit pursuant to one or more related Subsequent Purchase Agreements and further transferred and assigned by the Trust Depositor to the Trust and pledged by the Trust to the Indenture Trustee pursuant to one or more related Subsequent Transfer Agreements from funds on deposit in the Pre-Funding Account from time to time on or before the date which is 90 days from and including the Closing Date.

         In connection with the sale of the Offered Securities, the Trust Depositor and Harley Credit have prepared a Prospectus (as defined herein) dated _________, _____. The Prospectus sets forth certain information concerning the Trust Depositor, Harley Credit, the Trust and the Offered Securities. The Trust Depositor and Harley Credit hereby confirm that they have authorized the use of the Prospectus, and any amendment or supplement thereto, in connection

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with the offer and sale of the Offered Securities by the Underwriters. Unless stated to the contrary, all references herein to the Prospectus are to the Prospectus (as defined herein) and are not meant to include any amendment or supplement thereto.

         1. REPRESENTATIONS AND WARRANTIES OF HARLEY CREDIT AND THE TRUST DEPOSITOR. HARLEY CREDIT and the Trust Depositor jointly and severally represent and warrant to each Underwriter as set forth below in this Section 1:

                  (a) The Depositor meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (Registration No. 333-______) on such Form, including a related preliminary base prospectus and a preliminary prospectus supplement, for the registration under the Act of the offering and sale of the Offered Securities. Harley Credit may have filed one or more amendments thereto, each of which amendments has previously been furnished to you. Harley Credit will next file with the Commission (i) prior to the effectiveness of such registration statement, an amendment thereto (including the form of final base prospectus and the form of final prospectus supplement relating to the Offered Securities) or (ii) after the effectiveness of such registration statement, either (A) a final base prospectus relating to the Offered Securities in accordance with Rules 430A and 424(b)(1) or (4) under the Act or (B) a final base prospectus and a final prospectus supplement relating to the Offered Securities in accordance with Rules 415 and 424(b)(2) or (5).

                  In the case of clauses (ii) (A) and (B) above, Harley Credit has included in such registration statement, as amended at the Effective Date (as defined herein), all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Prospectus with respect to the Offered Securities and the offering thereof. As filed, such amendment and form of final prospectus supplement, or such final prospectus supplement, shall include all Rule 430A Information, together with all other required information, with respect to the Offered Securities and the offering thereof and, except to the extent that the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary base prospectus and preliminary prospectus supplement, if any, that have previously been furnished to you) as Harley Credit has advised you, prior to the Execution Time, will be included or made therein. If the Registration Statement contains the undertaking specified by Regulation S-K
                  Item 512(a), the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

                  For purposes of this Agreement, "Effective Time" means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, and "Effective Date" means the date of the Effective Time. "Execution Time" shall mean the date and

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                  time that this Agreement is executed and delivered by the
                  parties hereto. Such registration statement, as amended at the Effective Time, including all information deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act, and including the exhibits thereto and any material incorporated by reference therein, is hereinafter referred to as the "Registration Statement." "Base Prospectus" shall mean the base prospectus referred to in the first paragraph of this
                  Section 1(a) contained in the Registration Statement at the Effective Date; PROVIDED, THAT, if the Base Prospectus used in connection with any Preliminary Prospectus Supplement or the Prospectus shall differ from the Base Prospectus contained in the Registration Statement at the Effective Date, then "Base Prospectus" shall mean the Base Prospectus included with such Preliminary Prospectus Supplement or the Prospectus, as filed pursuant to Rule 424(b). "Preliminary Prospectus Supplement" shall mean a preliminary prospectus supplement, if any, to the Base Prospectus which describes the Offered Securities and the offering thereof and is used prior to the filing of the Prospectus. "Prospectus" shall mean the prospectus supplement relating to the Offered Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus or, if no filing pursuant to Rule 424(b) is required, shall mean the prospectus supplement relating to the Offered Securities, including the Base Prospectus, included in the Registration Statement at the Effective Date including in each such case any material and documents incorporated by reference therein. "Rule 430A Information" means information with respect to the Offered Securities and the offering of the Offered Securities permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. "Rule 415", "Rule 424", "Rule 430A" and "Regulation S-K" refer to such rules or regulations under the Act. Any reference herein to the Registration Statement, the Base Prospectus, a Preliminary Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, such Preliminary Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

                  (b) On the Effective Date and on the date of this Agreement, the Registration Statement did or will, and, when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the respective rules and regulations

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                  of the Commission thereunder (the "Rules and Regulations"); on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that Harley Credit makes no representations or warranties as to the information contained in or omitted from (x) the Registration Statement or the Prospectus or any supplement thereto in reliance upon and in conformity with information furnished in writing to Harley Credit by or on behalf of the Underwriters through [______________] specifically for use in connection with the preparation of the Registration Statement or the Prospectus or any supplement thereto and (y) any Derived Information set forth in the Computational Materials (each as defined in Section 11 below), or in any amendment thereof or supplement thereto, incorporated by reference in such Registration Statement or such Prospectus (or any amendment thereof or supplement thereto) except to the extent such Derived Information results from an error or omission in any Seller-Provided Information (as defined in Section 11 below).

                  (c) It is not necessary to qualify the Trust Agreement under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                  (d) Immediately prior to the assignment of the Initial Contracts to the Trust as contemplated by the Sale and Servicing Agreement, the Trust Depositor (i) had good title to, and was the sole owner of, each Initial Contract and the other property purported to be transferred by it to the Trust pursuant to the Sale and Servicing Agreement free and clear of any pledge, mortgage, lien, security interest or other encumbrance (collectively, "Liens"), (ii) had not assigned to any person any of its right, title or interest in such Contracts or property or in the Transfer and Sale Agreement and (iii) will have the power and authority to sell such Contracts and property to the Trust, and upon the execution and delivery of the Sale and Servicing Agreement by the Owner Trustee on behalf of the Trust, the Trust will have acquired all of the Trust Depositor's right, title and interest in and to such Contracts and property free and clear of any Lien (except for the Lien of the Indenture).

                  (e) Upon the execution and delivery of the Transfer and Sale Agreement, the Sale and Servicing Agreement and the Indenture by the respective parties thereto and the filing with the Secretaries of State of Illinois and Nevada of UCC-1 financing statements evidencing the conveyance of the Initial Contracts
                  (i) by Harley Credit to the Trust Depositor, (ii) by the Trust Depositor to the Trust and (iii) by the Trust to the Indenture Trustee for the benefit of the Noteholders, the Trust's conveyance of the Trust Property to the Indenture Trustee pursuant to the

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                  Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior Lien.

                  (f) Immediately prior to the assignment of any Subsequent Contract to the Trust as contemplated by a Subsequent Purchase Agreement, the Trust Depositor (i) had good title to, and was the sole owner of, each Subsequent Contract and the other property purported to be transferred by it to the Trust pursuant to such Subsequent Purchase Agreement free and clear of any Liens, (ii) had not assigned to any person any of its right, title or interest in such Contracts or property or in the Transfer and Sale Agreement and (iii) will have the power and authority to sell such Contracts and property to the Trust, and upon the execution and delivery of such Subsequent Purchase Agreement by the Owner Trustee on behalf of the Trust, the Trust will have acquired all of the Trust Depositor's right, title and interest in and to such Contracts and property free and clear of any Lien (except for the Lien of the Indenture).

                  (g) Upon the execution and delivery of a Subsequent Transfer Agreement and a Subsequent Purchase Agreement by the respective parties thereto and the filing with the Secretaries of State of Illinois and Nevada of UCC-1 financing statements evidencing the conveyance of such Subsequent Contracts (i) by Harley Credit to the Trust Depositor, (ii) by the Trust Depositor to the Trust and (iii) by the Trust to the Indenture Trustee for the benefit of the Noteholders, the Trust's conveyance of the Trust Property to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior Lien.

                  (h) Neither the Trust Depositor nor the Trust is, and neither the issuance and sale of the Offered Securities nor the activities of the Trust pursuant to the Indenture or the Trust Agreement will cause the Trust Depositor or the Trust to be, an "investment company" or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (i) This Agreement has been duly authorized, executed and delivered by Harley Credit and the Trust Depositor.

                  (j) None of Harley Credit, the Trust Depositor, any of their Affiliates or anyone acting on behalf of Harley Credit, the Trust Depositor or any of their Affiliates has taken any action that would require qualification of the Trust Agreement under the Trust Indenture Act or registration of the Trust Depositor under the Investment Company Act, nor will Harley Credit, the Trust Depositor or any of their Affiliates act, nor have they authorized or will they authorize any person to act, in such manner.

                  (k) Neither the Trust Depositor nor Harley Credit is in violation of any provision of any existing law or regulation or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any

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                  contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other instrument to which it is a party or by which it is bound or to which any of its property is subject, which violations or defaults separately or in the aggregate would have a material adverse effect on the Trust Depositor, Harley Credit or the Trust.

                  (l) Neither the issuance and sale of the Offered Securities, nor the execution and delivery by the Trust Depositor or Harley Credit of this Agreement, the Offered Securities, the Sale and Servicing Agreement, the Transfer and Sale Agreement, the Trust Agreement, the Administration Agreement, the Lockbox Agreement, each Subsequent Purchase Agreement, the Indenture or each Subsequent Transfer Agreement, nor the incurrence by the Trust Depositor or Harley Credit of the obligations herein and therein set forth, nor the consummation of the transactions contemplated hereunder or thereunder, nor the fulfillment of the terms hereof or thereof does or will (i) violate any existing law or regulation, applicable to it or its properties or by which it or its properties are or may be bound or affected, (ii) conflict with, or result in a breach of, or constitute a default under, any indenture, contract, agreement, deed, lease, mortgage or instrument to which it is a party or by which it or its properties are bound or (iii) result in the creation or imposition of any lien upon any of its property or assets, except for those encumbrances created under the Transfer and Sale Agreement, the Sale and Servicing Agreement, the Trust Agreement, the Indenture, each Subsequent Purchase Agreement or each Subsequent Transfer Agreement.

                  (m) All consents, approvals, authorizations, orders, filings, registrations or qualifications of or with any court or any other governmental agency, board, commission, authority, official or body required in connection with the execution and delivery by the Trust Depositor and Harley Credit of this Agreement, the Offered Securities, the Sale and Servicing Agreement, the Transfer and Sale Agreement, the Trust Agreement, the Administration Agreement, the Indenture, the Lockbox Agreement, each Subsequent Purchase Agreement or each Subsequent Transfer Agreement, or to the consummation of the transactions contemplated hereunder and thereunder, or to the fulfillment of the terms hereof and thereof, have been or will have been obtained on or before the Closing Date (and on or before each Subsequent Transfer Date in the case of Subsequent Contracts being transferred to the Trust).

                  (n) All actions required to be taken by the Trust Depositor and Harley Credit as a condition to the offer and sale of the Offered Securities as described herein or the consummation of any of the transactions described in the Prospectus have been or, prior to the Closing Date (or each Subsequent Transfer Date in the case of Subsequent Contracts being transferred to the Trust), will be taken.

                  (o) The representations and warranties of each of the Trust Depositor and Harley Credit in (or incorporated in) the Sale and Servicing Agreement, the Transfer and Sale Agreement, the Trust Agreement, the Indenture, the

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                  Administration Agreement, the Lockbox Agreement, each
                  Subsequent Purchase Agreement and each Subsequent Transfer Agreement and made in any Officers' Certificate of the Trust Depositor or Harley Credit delivered pursuant to the Sale and Servicing Agreement, the Indenture, the Transfer and Sale Agreement, each Subsequent Purchase Agreement and each Subsequent Transfer Agreement will be true and correct at the time made and on and as of the Closing Date (and on each Subsequent Transfer Date in the case of Subsequent Contracts being transferred to the Trust) as if set forth herein.

                  (p) The Initial Contracts conveyed to the Trust had aggregate outstanding balances determined as of the Initial Cutoff Date in the amount set forth in the Prospectus.

                  (q) Each of the Trust Depositor and Harley Credit agrees it shall not grant, assign, pledge or transfer to any Person a security interest in, or any other right, title or interest in, the Contracts, except as provided in the Sale and Servicing Agreement, the Trust Agreement, the Indenture, the Transfer and Sale Agreement, each Subsequent Purchase Agreement and each Subsequent Transfer Agreement, and each agrees to take all action necessary in order to maintain the security interest in the Contracts granted pursuant to the Sale and Servicing Agreement, the Trust Agreement, the Indenture, the Transfer and Sale Agreement, each Subsequent Purchase Agreement and each Subsequent Transfer Agreement.

                  (r) There are no actions, proceedings or investigations pending, or to the best knowledge of either the Trust Depositor or Harley Credit, threatened against the Trust Depositor or Harley Credit before any court or before any governmental authority of arbitration board or tribunal which, if adversely determined, could materially and adversely affect, either in the individual or in the aggregate, the financial position, business, operations or prospects of the Trust Depositor or Harley Credit.

                  (s) For Illinois income, franchise and excise tax purposes, under the provisions of Illinois law as of the Closing Date, the Trust will not be classified as an association taxable as a corporation. Each Certificateholder will instead be treated for Illinois income, franchise and excise tax purposes as the owner of an interest in the Trust, in conformity with the federal income tax treatment of such Certificateholder. For Certificateholders who are not residents of, or otherwise subject to tax in Illinois, ownership of a Certificate will not be a factor in determining whether such Certificateholders are subject to Illinois income, franchise or excise taxes as the case may be.

                  (t) Under generally accepted accounting principles, Harley Credit will report its transfer of the Contracts to the Trust Depositor pursuant to the Transfer and Sale Agreement as a sale of the Contracts.

         2. REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITERS. Each Underwriter represents and warrants to, and agrees with, the Trust Depositor that:

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         (a) It has not offered or sold, and will not offer or sell, any Offered
         Security to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulation 1995.

         (b) It has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

         (c) It has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

         3. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Trust Depositor agrees to sell to each Underwriter, and each Underwriter agrees to purchase from the Trust Depositor, each of the Offered Securities in the principal amounts and at the purchase prices set forth opposite the name of each Underwriter in Schedule I hereto.

         4. DELIVERY AND PAYMENT. Delivery of and payment for the Offered Securities shall be made at 10:00 AM, Chicago time, on __________, 199__, or such later date (not later than _________, 199__) as the Underwriters shall designate, which date and time may be postponed by agreement among the Underwriters and the Trust Depositor (such date and time of delivery and payment for the Offered Securities being herein called the "Closing Date"). Delivery of the Offered Securities shall be made to the Underwriters for the account of the Underwriters against payment by the Underwriters of the purchase price thereof payable in same day funds wired to such bank as may be designated by the Trust Depositor, or such other manner of payment as may be agreed by the Trust Depositor and the Underwriters. Delivery of the Offered Securities shall be made at such location as the Underwriters shall reasonably designate at least one business day in advance of the Closing Date, and payment for the Offered Securities shall be made at the office of Winston & Strawn, 35 Wacker Drive, Chicago, Illinois. The Offered Securities shall be registered in such names and in such denominations as the Underwriters may request not less than three full business days in advance of the Closing Date.

         The Trust Depositor agrees to authorize and direct the Trustee to have the Offered Securities available for inspection, checking and packaging by the Underwriters in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

         5. OFFERING BY THE UNDERWRITERS: It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public (which may include selected dealers), as set forth in the Prospectus.

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         6. AGREEMENTS. The Trust Depositor and Harley Credit, jointly and severally, agree with the Underwriters that:

                  (a) Harley Credit and the Trust Depositor will use their respective best efforts to cause the Registration Statement, and any amendment thereto, if not effective at the Execution Time, to become effective. Prior to the termination of the offering of the Offered Securities, Harley Credit will not file any amendment of the Registration Statement or supplement to the Prospectus unless Harley Credit has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), Harley Credit will file the Prospectus, properly completed, and any supplement thereto, with the Commission pursuant to and in accordance with the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such timely filing.

                  (b) Harley Credit will advise you promptly of any proposal to amend or supplement the Registration Statement, as filed, or the Prospectus and will not effect such amendment or supplement without your consent, which consent will not unreasonably be delayed or withheld; Harley Credit will also advise you promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information; and Harley Credit will also advise you promptly of the effectiveness of the Registration Statement (unless the Registration Statement has become effective prior to Execution Time) and any amendment thereto, when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b) and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose, and Harley Credit will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued stop order.

                  (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, Harley Credit promptly will notify you and will prepare and file, or cause to be prepared and filed, with the Commission, subject to the second sentence of paragraph (a) of this Section 6, an amendment or supplement that will correct such statement or omission or effect such compliance. Any such filing shall not operate as a waiver or limitation of any right of the Underwriters hereunder.

                  (d) As soon as practicable, but not later than fourteen months after the Closing Date, the Trust Depositor will cause the Trust to make generally available to holders of the Offered Securities an earning statement of the Trust covering a period of at least twelve months beginning after the Closing Date that will satisfy the provisions of Section 11(a) of the Act.

                  (e) Harley Credit will furnish to the Underwriters copies of the Registration Statement (one of which will be signed and will include all exhibits), each related preliminary prospectus (including the Preliminary Prospectus Supplement, if any), the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters request. Harley Credit will pay the expenses of printing or other production of all documents relating to the offering.

                  (f) The Trust Depositor or Harley Credit will furnish to the Underwriters and to Counsel for the Underwriters, without charge, during the period referred to in paragraph (c) below, as many copies of the Prospectus and any amendments and supplements thereto as the Underwriters may reasonably request. The Trust Depositor will pay the expenses of printing or other production of all documents relating to the offering.

                  (g) The Trust Depositor will arrange for the qualification of the Offered Securities for sale by the Underwriters under the laws of such jurisdictions as the Underwriters may designate and will maintain such qualifications in effect so long as required for the sale of the Offered Securities. The Trust Depositor will promptly advise the Underwriters of the receipt by the Trust Depositor of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                  (h) The Trust Depositor and Harley Credit will cooperate with the Underwriters and use their best efforts to permit the Offered Securities to be eligible for clearance and settlement through The Depository Trust Company.

                  (i) For a period from the date of this Agreement until the retirement of the Offered Securities, the Servicer will deliver to you the monthly servicing report, the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Indenture Trustee or the Owner Trustee pursuant to the Sale and Servicing Agreement, the Indenture, the Trust Agreement or the Administration Agreement, as soon as such statements and reports are furnished to the Indenture Trustee or the Owner Trustee.

                  (j) So long as any of the Offered Securities is outstanding, Harley Credit will furnish to you (i) as soon as practicable after the end of the fiscal year all documents required to be distributed to holders of Offered Securities or filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder and (ii) from time to time, any other information concerning Harley

                  Credit or the Trust Depositor filed with any government or regulatory authority that is otherwise publicly available, as you may reasonably request.

                  (k) To the extent, if any, that the rating provided with respect to the Offered Securities by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Service ("S&P" and together with Moody's, the "Rating Agencies") is conditional upon the furnishing of documents or the taking of any actions by the Trust Depositor, the Trust Depositor shall furnish such documents and take such actions.

                  (l) Until 30 days following the Closing Date, neither the Trust Depositor nor any trust or other entity originated, directly or indirectly, by the Trust Depositor or Harley Credit will, without the prior written consent of the Underwriters, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities collateralized by motorcycle contracts originated in the United States (other than the Offered Securities).

                  (m) The Trust Depositor will enter into the Trust Agreement, Harley Credit will enter into the Administration Agreement, the Trust Depositor, Harley Credit, the Indenture Trustee and the Trust will enter into the Sale and Servicing Agreement and Harley Credit and the Trust Depositor will enter into the Transfer and Sale Agreement on or prior to the Closing Date.

                  (n) Harley Credit will cause any Computational Materials (as defined in Section 11 hereof) with respect to the Offered Securities which are delivered by the Underwriters to Harley Credit pursuant to Section 11 hereof to be filed with the Commission on a Current Report on Form 8-K on or before the date of the filing of the Prospectus pursuant to Rule 424.

                  (o) The Trust Depositor and Harley Credit will cause Winston & Strawn to deliver to the Underwriters or on before each Subsequent Transfer Date, one or more opinions, addressed to the Underwriters, with respect to the transfer of Subsequent Contracts substantially in the form of the opinions delivered by Winston & Strawn on the Closing Date with respect to the transfer of the Initial Contracts.

                  (p) The Trust Depositor will deliver to the Underwriters on or before each Subsequent Transfer Date each Officer's Certificate required to be furnished to the Indenture Trustee pursuant to Section 2.04(b) of the Sale and Servicing Agreement.

         7. PAYMENT OF EXPENSES, ETC. If the transactions contemplated by this Agreement are consummated or this Agreement is terminated pursuant to Section 12, the Trust Depositor will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the printing of the Preliminary Prospectus Supplement, the Prospectus and each amendment thereto, (iii) the fees of the Trustee and its counsel, (iv) the preparation, issuance and delivery of the Offered Securities to the Underwriters, (v) the fees and disbursements of the Trust Depositor's accountants, (vi) the qualification of the Offered Securities under securities laws in accordance with the provisions of Section 6(g), including filing fees in connection therewith, (vii) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto,
(vii) the printing and delivery to the Underwriters of copies of the Prospectus and of each amendment thereto, (ix) the printing and delivery to the Underwriters of copies of any blue sky or legal investment survey prepared in connection with the Offered Securities and (x) any fees charged by Rating Agencies for the rating of the Offered Securities.

         8. CONDITIONS TO THE OBLIGATION OF THE UNDERWRITERS. The obligation of the Underwriters to purchase the Offered Securities shall be subject to the accuracy of the representations and warranties on the part of the Trust Depositor and Harley Credit contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Trust Depositor and Harley Credit made in any certificates pursuant to the provisions hereof, to the performance by the Trust Depositor and Harley Credit of their respective obligations hereunder and to the following additional conditions:

                  (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Underwriters agree in writing to a later time, the Registration Statement shall have become effective not later than (i) 6:00 P.M. New York City time on the date of determination of the public offering price, if such determination occurs at or prior to 3:00 P.M. New York City time on such date or (ii) 12:00 noon New York City time on the business day following the day on which the public offering price was determined, if such determination occurs after 3:00 P.M. New York City time on such date.

                  (b) The Prospectus and any supplements thereto shall have been filed (if required) with the Commission in accordance with the Rules and Regulations and Sections 1(a) and 1(b) hereof, and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Trust Depositor or you, shall be contemplated by the Commission or by any authority administering any state securities or blue sky law.

                  (c) The Trust Depositor shall have furnished to the Underwriters the opinion of Winston & Strawn, counsel for the Trust Depositor, dated the Closing Date and satisfactory in form and substance to the Underwriters and Counsel for the Underwriters, to the effect that:

                           (i) the Trust Depositor has been duly incorporated
                  and is validly existing as a corporation in good standing under the laws of the State of Nevada, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of Illinois;

                           (ii) each of the Transfer and Sale Agreement, the
                  Sale and Servicing Agreement and the Trust Agreement have been duly authorized, executed and delivered by the Trust Depositor, and constitutes a legal, valid and binding obligation of the Trust Depositor enforceable against the Trust Depositor in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect);

                           (iii) this Agreement has been duly authorized,
                  executed and delivered by the Trust Depositor;

                           (iv) The direction by the Trust Depositor to the
                  Owner Trustee to authenticate the Certificates has been duly authorized by the Trust Depositor and, when the Certificates have been duly executed, authenticated and delivered by the Owner Trustee in accordance with the Trust Agreement and delivered and paid for to the Trust Depositor pursuant to the Sale and Servicing Agreement, the Certificates will be validly issued and outstanding and entitled to the benefits of the Trust Agreement;

                           (v) The direction by the Trust Depositor to the
                  Indenture Trustee to authenticate the Notes has been duly authorized by the Trust Depositor and, when the Notes have been duly executed and delivered by the Owner Trustee and when authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for pursuant to this Agreement, the Notes will constitute legal, valid and binding obligations of the Trust (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditor's rights generally from time to time in effect) and will be entitled to the benefits of the Indenture;

                           (vi) no consent, approval, authorization or order of,
                  or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated herein or in the Transfer and Sale Agreement, the Sale and Servicing Agreement, and the Indenture (collectively, the "Basic Documents"), except such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Offered Securities by the Underwriters, the filing of the UCC-1 financing statements relating to the conveyance of the Contracts by Harley Credit to the Trust Depositor and of the Contracts and the other Trust Property by the Trust Depositor to the Trust and by the Trust to the Indenture Trustee on behalf of the Noteholders, and such other approvals (which shall be specified in such opinion) as have been obtained and filings as have been made or are in the process of being made;

                           (vii) none of the sale of the Contracts by Harley
                  Credit to the Trust Depositor pursuant to the Transfer and Sale Agreement, the sale of the Trust Property to the Trust pursuant to the Sale and Servicing Agreement, the pledge of the Trust Property to the Indenture Trustee, the issue and sale of the Notes or the

                  Certificates, the execution and delivery of this Agreement, the Sale and Servicing Agreement, the Transfer and Sale Agreement, the Trust Agreement or the Indenture Agreement, the consummation of any other of the transactions herein or therein contemplated or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or constitute a default under, any law binding on the Trust Depositor or the charter or bylaws of the Trust Depositor or the terms of any indenture or other agreement or instrument known to such counsel and to which the Trust Depositor is a party or by which it is bound, or any judgment, order or decree known to such counsel to be applicable to the Trust Depositor of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Trust Depositor;

                           (viii) there are no actions, proceedings or
                  investigations pending or, to the best of such counsel's knowledge after due inquiry, threatened before any court, administrative agency or other tribunal (A) asserting the invalidity of any of the Basic Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by any of the Basic Documents or the execution and delivery thereof or (C) that might materially and adversely affect the performance by the Trust Depositor of its obligations under, or the validity or enforceability of, this Agreement or any Basic Document;

                           (ix) to the best knowledge of such counsel and except
                  as set forth in the Prospectus, no default exists and no event has occurred which, with notice, lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any agreement to which the Trust Depositor is a party or by which it is bound, which default is or would have a material adverse effect on the financial condition, earnings, prospects, business or properties of the Trust Depositor, taken as a whole;

                           (x) the provisions of the Transfer and Sale Agreement
                  are effective to transfer to the Trust Depositor all right, title and interest of Harley Credit in and to the Contracts, and to the knowledge of such counsel, the other Trust Property will be owned by the Trust Depositor free and clear of any Lien except for the Lien of the Sale and Servicing Agreement and the Indenture;

                           (xi) the provisions of the Sale and Servicing
                  Agreement are effective to transfer to the Trust all right, title and interest of the Trust Depositor in and to the Collateral and the Contracts and to the knowledge of such counsel, the other Collateral, will be owned by the Trust free and clear of any Lien except for the Lien of the Indenture;

                           (xii) the provisions of the Indenture are effective
                  to create, in favor of the Indenture Trustee for the benefit of the Noteholders as security for the Trust's obligations under the Notes, a valid security interest in the Contracts and that portion of the other Collateral which is subject to
                  Article 9 of the Illinois Uniform Commercial Code (the "UCC Collateral") and the proceeds thereof;

                           (xiii) the form UCC-1 financing statements naming (A)
                  Harley Credit as seller and the Trust Depositor as purchaser,
                  (B) the Trust Depositor as seller and the Trust as purchaser and (C) the Trust, as debtor, and the Indenture Trustee, as secured party are in appropriate form for filing with the Secretary of State of the State of Nevada, the Secretary of State of the State of Illinois; the interest of the Indenture Trustee in the Contracts and the proceeds thereof and, to the extent that the filing of a financing statement is effective to perfect an interest in the other Trust Property under
                  Article 9 of the Illinois Uniform Commercial Code and the Nevada Uniform Commercial Code, the other Trust Property will be perfected upon the filing of such financing statements in such filing offices; and no other interest of any other purchaser from or creditor of Harley Credit, the Trust Depositor or the Trust is equal or prior to the interest of the Trustee in the Contracts and such other Trust Property;

                           (xiv) the Contracts are "chattel paper" under Article
                  9 of the Illinois Uniform Commercial Code and the Nevada Uniform Commercial Code;

                           (xv) the Basic Documents conform in all material
                  respects with the descriptions thereof contained in the Prospectus;

                           (xvi) the statements in the Prospectus under the
                  headings "Risk Factors" and "Certain Legal Aspects of the Contracts", to the extent they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects;

                           (xvii) the statements contained in the Prospectus
                  under the headings "Description of the Notes", "Description of the Certificates" and "Certain Information Regarding the Offered Securities", insofar as such statements constitute a summary of the Offered Securities and the Basic Documents, constitute a fair summary of such documents;

                           (xviii) the Indenture has been duly qualified under
                  the Trust Indenture Act of 1939, as amended;

                           (xix) the Trust has been duly formed and is validly
                  existing as a statutory business trust and is in good standing under the laws of the State of Delaware, with full power and authority to execute, deliver and perform its obligations under the Sale and Servicing Agreement, the Indenture, the Administration Agreement, and the Notes and the Certificates;

                           (xx) the Indenture, the Sale and Servicing Agreement
                  and the Administration Agreement have been duly authorized and, when duly executed and delivered by the Owner Trustee, will constitute the legal, valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except (A) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                           (xxi) the Trust Depositor is not, nor will the Trust
                  Depositor become as a result of the offer and sale of the Offered Securities as contemplated in the Prospectus and the Basic Documents, an "investment company" as defined in the Investment Company Act or a company "controlled by" an "investment company" within the meaning of the Investment Company Act;

                           (xxii) to the best knowledge of such counsel, the
                  Trust Depositor has obtained all material licenses, permits and other governmental authorizations that are necessary to the conduct of its business; such licenses, permits and other governmental authorizations are in full force and effect, and the Trust Depositor is in all material respects complying therewith; and the Trust Depositor is otherwise in compliance with all laws, rules, regulations and statutes of any jurisdiction to which it is subject, except where non-compliance would not have a material adverse effect on the Trust Depositor;

                           (xxiii) all actions required to be taken, and all
                  filings required to be made, by the Trust Depositor or Harley Credit under the Act and the Exchange Act prior to the sale of the Offered Securities have been duly taken or made;

                           (xxiv) to the best of such counsel's knowledge and
                  information, there are no legal or governmental proceedings pending or threatened that are required to be disclosed in the Registration Statement, other than those disclosed therein;

                           (xxv) to the best of such counsel's knowledge and
                  information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference;

                           (xxvi) the Registration Statement has become
                  effective under the Act, any required filings of the Base Prospectus, any preliminary Base Prospectus, any Preliminary Prospectus Supplement and the Prospectus, and any supplements thereto, pursuant to Rule 424(b) have been made in the manner and within the time period required by Rule 424(b), and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act, the Exchange Act, the Trust Indenture Act and the Rules and Regulations; and

                           (xxvii) such counsel has examined the Registration
                  Statement and the Prospectus and nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement (exclusive of any Computational Materials or any financial, numerical and statistical information contained therein or omitted therefrom, as to which such counsel may make no statement), at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (exclusive of any Computational Materials or any financial, numerical and statistical information contained therein or omitted therefrom, as to which such counsel may make no statement), at the date thereof or at the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         Such counsel shall also state that such counsel has no reason to believe that at the Execution Time the Prospectus contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, at the Closing Date, the Prospectus includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Illinois, the State of New York, the State of Delaware or the United States, to the extent such counsel deems proper and specifies in such opinion, upon the opinion of other counsel of good standing whom such counsel believes to be reliable and who are satisfactory to Counsel for the Underwriters and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Trust Depositor and public officials.

         All references in this Section 8(c) to the Prospectus shall be deemed to include any amendment or supplement thereto at the Closing Date.

                  (d) The Underwriters shall have received the opinion of ______________., General Counsel for Harley Credit, dated the Closing Date and satisfactory in form and substance to the Underwriters and to Counsel for the Underwriters, to the effect that:

                           (i) Harley Credit is duly qualified to do business as
                  a foreign corporation and is in good standing under the laws of each jurisdiction wherein it owns or leases material properties or conducts material business and which requires such qualification;

                           (ii) Harley Credit has obtained all material
                  licenses, permits and other governmental authorizations that are necessary to the conduct of its business; such licenses, permits and other governmental authorizations are in full force and effect, and Harley Credit is in all material respects complying therewith and Harley Credit is otherwise in compliance with all laws, rules, regulations and statutes of any jurisdiction to which it is subject, except where non-compliance would not have a material adverse effect on Harley Credit;

                           (iii) none of the execution and delivery of this
                  Agreement or the Transfer and Sale Agreement, the consummation of any of the transactions therein contemplated or the fulfillment of the terms thereof will conflict with, result in a breach or violation of, or constitute a default under, any law or the charter or bylaws of Harley Credit or the terms of any indenture or other agreement or instrument known to such counsel and to which Harley Credit or the Trust Depositor is a party or by which it is bound or any judgment, order or decree known to such counsel to be applicable to Harley Credit or the Trust Depositor of any court, regulatory body, administrative agency, governmental body, or arbitrator having jurisdiction over Harley Credit or the Trust Depositor.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Illinois or the United States, to the extent such counsel deems proper and specifies in such opinion, upon the opinion of other counsel of good standing whom such counsel believes to be reliable and who are satisfactory to Counsel for the Underwriters and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of Harley Credit and public officials.

                  (e) The Underwriters shall have received the opinion of Winston & Strawn, counsel for Harley Credit, dated the Closing Date and satisfactory in form and substance to the Underwriters and to Counsel for the Underwriters, to the effect that:

                           (i) Harley Credit has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the State of Nevada, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                           (ii) this Agreement has been duly authorized,
                  executed and delivered by Harley Credit;

                           (iii) the Sale and Servicing Agreement has been duly
                  authorized, executed and delivered by Harley Credit and constitutes a legal, valid and binding obligation of Harley Credit, enforceable against Harley Credit in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, or other laws affecting creditors' rights generally from time to time in effect);

                           (iv) the Transfer and Sale Agreement has been duly
                  authorized, executed and delivered by Harley Credit and constitutes a legal, valid and binding obligation of Harley Credit, enforceable against Harley Credit in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, or other laws affecting creditors' rights generally from time to time in effect);

                           (v) no consent, approval, authorization or order of,
                  or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated herein or in any Basic Document, except such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Offered Securities by the Underwriters, the filing of the UCC-1 financing statements relating to the conveyance of the Contracts by Harley Credit to the Trust Depositor pursuant to the Transfer and Sale Agreement and of the Contracts and other Trust Property to the Trust and of the Contracts and other Trust Property to the Indenture Trustee for the benefit of the Noteholders pursuant to the Sale and Servicing Agreement, the Trust Agreement and the Indenture, and such other approvals (which shall be specified in such opinion) as have been obtained and filings as have been made or are in the process of being made; and

                           (vi) none of the execution and delivery of this
                  Agreement, the Sale and Servicing Agreement, the Transfer and Sale Agreement, the consummation of any of the transactions therein contemplated or the fulfillment of the terms thereof will conflict with, result in a breach or violation of, or constitute a default under, the charter or bylaws of Harley Credit.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the State of Delaware, the State of Illinois or the United States, to the extent such counsel deems proper and specifies in such opinion, upon the opinion of other counsel of good standing whom such counsel believes to be reliable and who are satisfactory to Counsel for the Underwriters and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of Harley Credit and public officials.

         All references in this Section 8(e) to the Prospectus shall be deemed to include any amendment or supplement thereto at the Closing Date.

                  (f) The Underwriters shall have received an opinion addressed to it of Winston & Strawn, in its capacity as federal tax counsel for the Trust Depositor, to the effect that the statements in the Prospectus under the headings "Summary -- Tax Status" and "Federal Income Tax Consequences" accurately describe the material federal income tax consequences to holders of the Offered Securities. Winston & Strawn, in its capacity as special ERISA counsel to the Trust Depositor, shall have delivered an opinion to the effect that the statements in the Prospectus under the headings "Summary -- ERISA Considerations" and "ERISA Considerations", to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and accurately describe the material consequences to holders of the Offered Securities under ERISA.

                  (g) The Underwriters shall have received from Counsel for the Underwriters such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Offered Securities, the Prospectus (as amended or supplemented at the Closing Date) and other related matters as the Underwriters may reasonably require, and the Trust Depositor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (h) The Underwriters shall have received an opinion addressed to the Underwriters, the Trust Depositor and the Servicer of _____________________, counsel to the Owner Trustee and special Delaware counsel for the Trust, dated the Closing Date and satisfactory in form and substance to the Underwriters and Counsel for the Underwriters, to the effect that:

                           (i) The Trust has been duly  organized and is validly
                  existing in good standing as a "business trust" within the meaning of the Delaware Business Trust Act, 12 Del. C. c.38.

                           (ii) The Trust Company is a Delaware banking
                  corporation, duly organized and validly existing in good standing under the laws of the State of ___________ and has all necessary power and authority to enter into, to deliver and perform its obligations under the Trust Agreement and to act as the Owner Trustee and to enter into, deliver and perform its obligations as Owner Trustee under each of the other Operative Documents to which the Trust or the Owner Trustee, as the case may be, is a party.

                           (iii) The execution, delivery and performance by the
                  Trust of each of the Operative Documents to which it is a party (i) has been duly authorized by the Trust Agreement, and
                  (ii) does not require the consent or approval of, or the giving of notice to, the registration with, or the taking of any other action in respect of any governmental authority or agency of the United States federal government or the State of Delaware regulating the banking and trust powers of the Trust Company, other than the filing with the Secretary of State of a certificate of trust pursuant to 12 Del.C. Section 3810, which filing has been made. Upon the due execution and delivery of the Trust Agreement by the Trust Company, the Trust Agreement duly authorizes the Trust Company, acting alone, to execute and deliver, on behalf of the Trust, each of the Operative Documents.

                           (iv) The Trust Agreement and each other Operative
                  Document to which the Trust is a party have been duly authorized, executed and delivered by the Trust, and the Trust Agreement and each such other Operative Document to the extent entered into by the Trust constitutes a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with the terms thereof. The

                  Trust Agreement constitutes the legal, valid and binding obligation of the Trust Company enforceable against the Trust Company in accordance with its terms.

                           (v) To the knowledge of such counsel, no litigation,
                  investigation or proceeding of or before any arbitrator, court, tribunal or governmental authority is pending or threatened by or against the Trust or the Trust Company (a) with respect to any of the Operative Documents or any of the transactions contemplated thereby, or (b) which if determined adversely against the Trust or the Trust Company, as the case may be, individually or in the aggregate, would materially and adversely affect the Trust Estate or the validity of, or the right, power or authority of the Trust to enter into or perform its obligations under, the Operative Documents.

                           (vi) To the knowledge of such counsel, there exist no
                  liens affecting the interests of the Trust in and to the Trust Estate resulting from acts or omissions to act of or claims against the Trust, except liens created by the Operative Documents.

                           (vii) Neither the execution and delivery by the Trust
                  Company or the Trust, as the case may be, of the Operative Documents, nor the fulfillment of or compliance by the Trust Company or the Trust, as the case may be, with the respective provisions thereof, conflicts with, or results in a breach of the terms, conditions or provisions of, or constitutes a default under, or results in a violation of, the charter or by-laws of the Trust Company, any law of the State of Delaware or any federal law of the United States of America governing the banking and trust powers of the Trust Company or, to the best knowledge of such counsel, any agreement, indenture, instrument, order, judgment or decree to which the Trust Company, the Trust or any of their respective properties is subject.

                           (viii) Insofar as Article 9 of the Uniform Commercial
                  Code as in effect in the State of Delaware (the "UCC") is applicable (without regard to conflict of laws principles), and assuming that the security interest in Harley Credit's rights in the Contracts and the proceeds thereof that may be perfected under the UCC solely by the filing of a financing statement with the Secretary of State (the "Harley Credit Collateral"), has been duly created and has attached, upon the filing of the Harley Credit Financing Statement with the Secretary of State, the Trust Depositor will have a perfected security interest in all right, title and interest of Harley Credit in the Harley Credit Collateral identified in the Harley Credit Financing Statement.

                           (ix) Insofar as Article 9 of the UCC is applicable
                  (without regard to conflict of laws principles), and assuming that the security interest in the Trust Depositor's rights in the Contracts and the proceeds thereof that may be perfected under the UCC solely by the filing of a financing statement with the Secretary of State (the "Trust Depositor Collateral"), has been duly created and has attached, upon the filing of the Trust Depositor Financing Statement with the Secretary of State, the Trust will have a perfected security interest in all right, title and interest of the Trust Depositor in the Trust Depositor Collateral identified in the Trust Depositor Financing Statement.

                           (x) Insofar as Article 9 of the UCC is applicable
                  (without regard to conflict of laws principles), and assuming that the security interest in the Trust's rights in the Contracts and the proceeds thereof that may be perfected under the UCC solely by the filing of a financing statement with the Secretary of State (the "Trust Collateral"), has been duly created and has attached, upon the filing of the Trust Financing Statement with the Secretary of State, the Indenture Trustee will have a perfected security interest in all right, title and interest of the Trust in the Trust Collateral identified in the Trust Financing Statement.

                           (xi) Under 12 Del. C. Sections 3805(b), no creditor
                  of any Certificateholder (including creditors of the Trust Depositor, as Certificateholder) shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust.

                           (xii) the Certificates have been duly authorized,
                  executed and authenticated by the Owner Trustee on behalf of the Trust and, when the Certificates have been issued and delivered in accordance with the instructions of the Trust Depositor, the Certificates will be validly issued and entitled to the benefits of the Trust Agreement.

                  (i) The Underwriters shall have received an opinion addressed to the Underwriters and the Trust Depositor of ____________________, counsel to ____________________________
                  (the "Bank"), dated the Closing Date and satisfactory in form and substance to the Underwriters and Counsel for the Underwriters, to the effect that:

                           (i) the Bank is a banking corporation duly
                  incorporated and validly existing under the laws of the State of __________;

                           (ii) the Bank has the full corporate trust power to
                  accept the office of Indenture Trustee under the Indenture and to enter into and perform its obligations under the Indenture and the Sale and Servicing Agreement;

                           (iii) the execution and delivery of the Indenture,
                  the Sale and Servicing Agreement and the performance by the Bank of its obligations under the Indenture and the Sale and Servicing Agreement have been duly authorized by all necessary corporate action of the Bank and each has been duly executed and delivered by the Bank;

                           (iv) the Indenture and the Sale and Servicing
                  Agreement constitute valid and binding obligations of the Bank enforceable against the Bank in accordance with their terms under the laws of the State of _________ and the federal law of the United States;

                           (v) the execution and delivery by the Bank of the
                  Indenture and the Sale and Servicing Agreement do not require any consent, approval or authorization of, or any registration or filing with, any ___________ or United States federal governmental authority;

                           (vi) each of the Notes has been duly authenticated by
                  the Bank, as Indenture Trustee;

                           (vii) neither the consummation by the Bank of the
                  transactions contemplated in the Indenture or the Sale and Servicing Agreement nor the fulfillment of the terms thereof by the Bank will conflict with, result in a breach or violation of, or constitute a default under, any law or the charter, bylaws or other organizational documents of the Bank, or the terms of any indenture or other agreement or instrument known to such counsel and to which the Bank or any of its subsidiaries is a party or by which it is bound, or any judgment, order or decree known to such counsel to be applicable to the Bank or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Bank or any of its subsidiaries;

                           (viii) to the knowledge of such counsel there is no
                  action, suit or proceeding pending or threatened against the Bank (as Indenture Trustee under the Indenture or in its individual capacity) before or by any governmental authority that, if adversely decided, would materially and adversely affect the ability of the Bank to perform its obligations under the Indenture or the Sale and Servicing Agreement; and

                           (ix) the execution and delivery by the Bank of, and
                  the performance by the Bank of its obligations under, the Indenture and the Sale and Servicing Agreement will not subject any of the property or assets of the Trust, or any portion thereof, to any lien created by or arising under the Bank that are unrelated to the transactions contemplated in such Agreements.

                  (j) The Underwriters shall have received such opinions, addressed to the Underwriters and dated the Closing Date, as are delivered to the Rating Agencies.

                  (k) The Underwriters shall have received an opinion from Winston & Strawn, counsel for the Trust Depositor, dated the Closing Date and satisfactory in form and substance to the Underwriters and Counsel for the Underwriters regarding 1) the true-sale of the Contracts by Harley Credit to the Trust Depositor and 2) the true-sale or first perfected security interest by the Trust Depositor to the Trust and the conveyance by the Trust of the Contracts and other Trust Property to the Indenture Trustee for the benefit of the Noteholders.

                  (l) The Underwriters shall have received an opinion from Winston & Strawn, counsel for the Trust Depositor, dated the Closing Date and satisfactory in form and substance to the Underwriters and Counsel for the Underwriters regarding substantive consolidation.

                  (m) The Underwriters shall have received a certificate dated the Closing Date of any of the Chairman of the Board, the President, the Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of the Trust Depositor in which such officer shall state that, to the best of his or her knowledge after reasonable investigation:

                           (i) the representations and warranties of the Trust
                  Depositor contained in this Agreement and the Basic Documents are true and correct; the Trust Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date;

                           (ii) since the date of the Prospectus, no material
                  adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the Trust Depositor has occurred; and

                           (iii) no stop order suspending the effectiveness of
                  the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

                  (n) The Underwriters shall have received a certificate dated the Closing Date of any of the Chairman of the Board, the President, the Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of Harley Credit in which such officer shall state that, to the best of his or her knowledge after reasonable investigation:

                           (i) the representations and warranties of Harley
                  Credit contained in this Agreement and the Basic Documents are true and correct; Harley Credit has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date;

                           (ii) since the date of the most recent financial
                  information included in the Prospectus, no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of Harley Credit has occurred; and

                           (iii) no stop order suspending the effectiveness of
                  the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

                  (o) The Underwriters shall have received evidence satisfactory to it that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of State of the State of Nevada, the Secretary of State of the State of Illinois reflecting the sale of the Contracts by Harley Credit to the Trust Depositor and of the Contracts and other Trust Property by the Trust Depositor to the Trust and the conveyance by the Trust of the contracts and other Trust Property to the Indenture Trustee for the benefit of the Noteholders.

                  (p) At the Execution Time and at the Closing Date, Arthur Andersen & Co. shall have furnished to the Underwriters a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, substantially in the forms of the drafts to which the Underwriters have previously agreed and otherwise in form and substance satisfactory to the Underwriters and to Counsel for the Underwriters.

                  (q) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Prospectus, there shall not have been any change or any development involving a prospective change in or affecting the business or properties of Harley Credit or the Trust Depositor the effect of which is, in the judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to market the Offered Securities as contemplated by the Prospectus.

                  (r) The Notes shall have been rated "Aaa" by Moody's and "AAA" by S&P.

                  (s) The Certificates shall have been rated at least "___" by Moody's and "____" by S&P.

                  (t) On or prior to the Closing Date, the Offered Securities shall have been accepted for settlement through the facilities of the Depository Trust Company.

                  (u) On the Closing Date, $___________ aggregate principal amount of the Certificates shall have been issued and delivered to the Trust Depositor.

                  (v) Prior to the Closing Date, the Trust Depositor shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

         If any of the conditions specified in this Section 8 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and Counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Trust Depositor in writing or by telephone or telegraph confirmed in writing.

         9. REIMBURSEMENT OF EXPENSES. If the sale of the Offered Securities provided for herein is not consummated because any condition to the obligation of the Underwriters set forth in Section 8 hereof is not satisfied, because of any refusal, inability or failure on the part of Harley Credit or the Trust Depositor to perform any agreement herein or to comply with any provision hereof other than by reason of a default by the Underwriters in payment for the Offered Securities on the Closing Date, Harley Credit and the Trust Depositor will reimburse the Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Offered Securities.

         10. INDEMNIFICATION AND CONTRIBUTION. (a) The Trust Depositor and Harley Credit, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls each Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Preliminary Prospectus Supplement, the Prospectus or any information provided by the Trust Depositor or Harley Credit to any holder or prospective purchaser of Offered Securities or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Trust Depositor and Harley Credit will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made (x) in the Preliminary Prospectus Supplement or the Prospectus, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to Harley Credit by or on behalf of the Underwriters through [_______________] specifically for inclusion therein or (y) in any Derived Information (as defined in Section 11 below) included by the Underwriters in any Computational Materials provided by the Underwriters to Harley Credit or any amendment or supplement thereof unless such untrue statement or alleged untrue statement or omission or alleged omission made in any Derived Information results from an error or omission in any Seller-Provided Information (as defined herein). This indemnity agreement will be in addition to any liability that the Trust Depositor or Harley Credit may otherwise have.

         (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Trust Depositor and Harley Credit, their directors, their officers and each person who controls the Trust Depositor or Harley Credit within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Trust Depositor and Harley Credit to each Underwriter, but only with reference to (x) written information relating to the Underwriters furnished to the Trust Depositor by the Underwriters through [______________] specifically for inclusion in the Registration Statement, the Preliminary Prospectus Supplement or the Prospectus (or in any amendment or supplement thereto) or (y) any Derived Information included by such Underwriter in any Computational Materials provided by such Underwriter to Harley Credit or any amendment or supplement thereof; PROVIDED, HOWEVER that the indemnity with respect to clause (y) above shall not apply to any untrue statement or alleged untrue statement or omission or alleged omission made in any Derived Information that results from an error or omission in any Seller-Provided Information. This indemnity agreement will be in addition to any liability that an Underwriter may otherwise have. For the purpose of clause (x) of this indemnity, the Trust Depositor and Harley Credit acknowledge that the statements set forth in the first sentence of the next to the last paragraph and in the last paragraph of the cover page and under the heading "Plan of Distribution" in the

Preliminary Prospectus Supplement and the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters through [______________] for inclusion in the Registration Statement, the Preliminary Prospectus Supplement or the Prospectus (or in any amendment or supplement thereto).

         (c) Upon receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 10, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified parties and the indemnifying party and the indemnified parties shall have reasonably concluded that there may be legal defenses available to them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

         (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 10 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Trust Depositor, Harley Credit and each Underwriter agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Trust Depositor, Harley Credit and the several Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Trust Depositor and Harley Credit on the one hand and by the several Underwriters on the other from the offering of the Offered Securities; PROVIDED, HOWEVER, that in no case shall any Underwriter be responsible for any amount in excess of the purchase discount or commission applicable to the Offered Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Trust Depositor, Harley Credit and each Underwriter shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Trust Depositor and Harley Credit on the one hand and of the several Underwriters on the other in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Trust Depositor and Harley Credit shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by any Underwriter shall be deemed to be equal to the total purchase discounts and commissions received by such Underwriter from the Trust Depositor in connection with the purchase of the Offered Securities hereunder. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Trust Depositor and Harley Credit on the one hand or the several Underwriters on the other.
The Trust Depositor, Harley Credit and the several Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Trust Depositor or Harley Credit within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Trust Depositor or Harley Credit shall have the same rights to contribution as the Trust Depositor or Harley Credit, subject in each case to the applicable terms and conditions of this paragraph (d).

         11. COMPUTATIONAL MATERIALS. It is understood that the Underwriters may provide to prospective investors certain Computational Materials and ABS Term Sheets in connection with offering of the Offered Securities, subject to the following conditions:

                  (a) Each Underwriter hereby agrees to comply with applicable laws and regulations in connection with the use of Computational Materials, including the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the "Kidder/PSA Letter"), as well as the PSA Letter referred to below. Each Underwriter hereby agrees to comply with applicable laws and regulations in connection with the use of ABS Term Sheets, including the No Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (the PSA Letter" and, together with the Kidder/PSA Letter, the "No-Action Letters").

                  (b) For purposes hereof, "Computational Materials" as used herein shall have the meaning given such term in the No-Action Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of the Underwriters. For purposes hereof, "ABS Term Sheets" and "Collateral Term Sheets" as used herein shall have the meanings given such terms in the PSA Letter but shall include only those ABS Term Sheets or Collateral Term Sheets that have been prepared or delivered to prospective investors by or at the direction of the Underwriters.

                  (c) (i) All Computational Materials and ABS Term Sheets provided to prospective investors that are required to be filed with the Commission pursuant to the No-Action Letters shall bear a legend including the following statement:

                  "THE INFORMATION HEREIN IS PRELIMINARY, AND WILL BE SUPERSEDED BY THE APPLICABLE PROSPECTUS SUPPLEMENT AND BY ANY OTHER INFORMATION SUBSEQUENTLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION."

                  (ii) In the case of Collateral Term Sheets, such legend shall also include the following statement:

                  "THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE ASSETS CONTAINED IN THE PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES AND [EXCEPT WITH RESPECT TO THE INITIAL COLLATERAL TERM SHEET] SUPERSEDES ALL INFORMATION CONTAINED IN ANY COLLATERAL TERM SHEETS RELATING TO THE COLLATERAL PREVIOUSLY PROVIDED BY [__________________]"

Harley Credit shall have the right to require additional specific legends or notations to appear on any Computational Materials or ABS Term Sheets, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein. Notwithstanding the foregoing, this subsection (c) will be satisfied if all Computational Materials and ABS Term Sheets referred to therein bear a legend in a form previously approved in writing by Harley Credit.

                  (d) The Underwriters shall provide Harley Credit with representative forms of all Computational Materials and ABS Term Sheets prior to their first use, to the extent such forms have not previously been approved by Harley Credit for use by the Underwriters. The Underwriters shall provide to Harley Credit, for filing on Form 8-K, copies (in such format as required by Harley Credit) of all Computational Materials and ABS Term Sheets that are required to be filed with the Commission pursuant to the No-Action Letters. The Underwriters may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed. All Computational Materials and ABS Term Sheets described in this subsection (d) must be provided to Harley Credit not later than 10:00 AM New York time one business day before filing thereof is required pursuant to the terms of this Agreement. Each Underwriter agrees that it will not provide to any investor or prospective investor in the Notes or Certificates any Computational Materials or ABS Term Sheets on or after the day on which Computational Materials and ABS Term Sheets are required to be provided to Harley Credit pursuant to this Section 11(d) (other than copies of Computational Materials or ABS Term Sheets previously submitted to Harley Credit in accordance with this Section 11(d) for filing with the Commission), unless such Computational Materials or ABS Term Sheets are preceded or accompanied by the delivery of a Prospectus to such investor or prospective investor.

                  (e) All information included in the Computational Materials and ABS Term Sheets shall be generated based on substantially the same methodology and assumptions that are used to generate the information in the Prospectus Supplement as set forth therein; PROVIDED, HOWEVER, that the Computational Materials and ABS Term Sheets may include information based on alternative methodologies or assumptions if specified therein. If any Computational Materials or ABS Term Sheets that are required to be filed were based on assumptions with respect to the contracts included in the Trust that differ from the final Pool Information in any material respect or on structuring terms of the Offered Securities that were revised in any material respect prior to the printing of the Prospectus, the Underwriters shall prepare revised Computational Materials or ABS Term Sheets, as the case may be, based on the final Pool Information and structuring assumptions, circulate such revised Computational Materials and ABS Term Sheets to all recipients of the preliminary versions thereof that indicated or subsequently indicate orally to the Underwriters they will purchase all or any portion of the Offered Securities, and include such revised Computational Materials and ABS Term Sheets (marked, "as revised") in the materials delivered to Harley Credit pursuant to subsection
(d) above. As used herein, "Pool Information" means information with respect to the characteristics of the contracts , as provide by or on behalf of Harley Credit to the Underwriters in final form and set forth in the Prospectus Supplement.

                  (f) Harley Credit shall not be obligated to file any Computational Materials or ABS Term Sheets that have been determined to contain any material error or omission; PROVIDED, HOWEVER, that, at the request of the Underwriters, Harley Credit will file Computational Materials or ABS Term Sheets that contain a material error or omission if clearly marked "superseded by materials dated _____" and accompanied by corrected Computational Materials or ABS Term Sheets that are marked, "material previously dated _____, as corrected." In the event that, within the period during which the Prospectus is required to be delivered under the Act, any Computational Materials or ABS Term Sheets are determined, in the reasonable judgment of Harley Credit or the Underwriters, to contain a material error or omission, the Underwriters shall prepare a corrected version of such Computational Materials or ABS Term Sheets, shall circulate such corrected Computational Materials and ABS Term Sheets to all recipients of the prior versions thereof that either indicated orally to the Underwriters they would purchase all or any portion of the Offered Securities, or actually purchased all or any portion thereof, and shall deliver copies of such corrected Computational Materials and ABS Term Sheets (marked, "as corrected") to Harley Credit for filing with the Commission in a subsequent Form 8-K submission.

                  (g) Harley Credit and the Underwriters shall receive a letter from Arthur Andersen & Co., certified public accountants, satisfactory in form and substance to Harley Credit and the Underwriters, to the effect that such accountants have performed certain specified procedures agreed to by Harley Credit and the Underwriters, as a result of which they determined that the specified information that is included in the Computational Materials and ABS Term Sheets (if any) provided by the Underwriters to Harley Credit for filing on Form 8-K as provided in this Section 11 has been accurately computed or compiled from the Seller Provided Information.

                  (h) If the Underwriters do not provide any Computational Materials or ABS Term Sheets to Harley Credit pursuant to subsection (d) above, each Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Offered Securities that is required to be filed with the Commission in accordance with the No-Action Letters.

                  (i) In the event of any delay in the delivery by the Underwriters to Harley Credit of all Computational Materials and ABS Term Sheets required to be delivered in accordance with subsection (d) above, or in the delivery of the accountant's comfort letter in respect thereof pursuant to
Section 11(g), Harley Credit shall have the right to delay the release of the Prospectus to investors or to the Underwriters, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow Harley Credit to comply with its obligation to file the Computational Materials and ABS Term Sheets with the Commission.

                  (j) For purposes of this Agreement, as to the Underwriters, the term "Derived Information" means such portion, if any, of the information that:

                           (i) is delivered to Harley Credit by the Underwriters
                  pursuant to this Section 11 for filing with the Commission on Form 8-K;

                           (ii) is not contained in the Prospectus without
                  taking into account information incorporated therein by reference; and

                           (iii) does not constitute Seller-Provided
                  Information.

"Seller-Provided Information" means any computer tape concerning the assets comprising the Trust and any other information with respect to the Offered Securities or such assets furnished to the Underwriters by Harley Credit for use as contemplated herein.

         12. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Trust Depositor prior to delivery of and payment for the Offered Securities, if prior to such time (i) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market's National Market shall have been suspended or limited or minimum prices shall have been established on either such exchange, (ii) a banking moratorium shall have been declared either by federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the offering or delivery of the Offered Securities as contemplated by the Prospectus.

         13. NO BANKRUPTCY PETITION. Each Underwriter covenants and agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Trust Depositor or by a trust for which the Trust Depositor was the depositor, which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other Person in instituting against, the Trust Depositor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law.

         14. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Trust Depositor and Harley Credit and their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Trust Depositor or Harley Credit or any of the officers, directors or controlling persons referred to in Section 12 hereof, and will survive delivery of and payment for the Offered Securities. The provisions of Sections 9 and 10 hereof shall survive the termination or cancellation of this Agreement.

         15. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them c/o [_______________]; or if sent to the Trust Depositor, will be mailed, delivered or telegraphed and confirmed to it at Harley-Davidson Customer Funding Corp., 4150 Technology Way, Carson City, Nevada 89706, Attention: President; or if sent to Harley Credit, will be mailed, delivered, telegraphed and confirmed to it at Harley-Davidson Credit Corp., 4150 Technology Way, Carson City, Nevada 89706, Attention: President.

         16. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 10 hereof, and, except as expressly set forth herein, no other person will have any right or obligation hereunder.

         17. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

         18. BUSINESS DAY. For purposes of this Agreement, "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which national banking associations in the cities of Chicago, Illinois or New York, New York are authorized or obligated by law, executive order or regulation to close.

         19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all such Counterparts will together constitute one and the same agreement.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Trust Depositor, Harley Credit and the several Underwriters.

                                      Very truly yours,

                                      HARLEY-DAVIDSON CUSTOMER FUNDING
                                      CORP.



                                      By:
                                         ------------------------------
                                         Name:
                                         Title:


                                      HARLEY-DAVIDSON CREDIT CORP.



                                      By:
                                         ------------------------------
                                         Name:
                                         Title:


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.


[                   ]
 -------------------

----------------------------------

By:  [                       ]
       ----------------------

  By:
         ---------------------------
         Name:
         Title:

                                                                      SCHEDULE I

                    HARLEY-DAVIDSON MOTORCYCLE TRUST [_____]


OFFERED SECURITY                    PRINCIPAL AMOUNT            PRICE

CLASS A-1 NOTES

-------------------------           $----------                 -------%





CLASS A-2 NOTES

-------------------------           $----------                 -------%




CLASS B NOTES

-------------------------           $----------                 -------%





[CERTIFICATES

-------------------------           $----------                 -------%]
